                             MEMORANDUM OF AGREEMENT



         This Memorandum of Agreement is entered into as of the date indicated on Exhibit "A" between AIM Counselor Series Trust, AIM Sector Funds, AIM Stock Funds and AIM Treasurer's Series Trust (each a "Fund" and, collectively, the "Funds"), on behalf of the portfolios listed on Exhibit "A" to this Memorandum of Agreement (the "Portfolios"), and A I M Advisors, Inc. ("AIM"). This Memorandum of Agreement restates the Memorandum of Agreement dated November 25, 2003 between AIM Combination Stock & Bond Funds, AIM Counselor Series Trust, AIM Sector Funds, AIM Stock Funds and AIM Treasurer's Series Trust. AIM shall and hereby agrees to waive fees or reimburse expenses of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibits.

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Funds and AIM agree as follows:

         1. Each Fund, for itself and its Portfolios, and AIM agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit "A" occurs, as such Exhibit "A" is amended from time to time, AIM will not charge any administrative fee under each Portfolio's advisory agreement in connection with securities lending activities.

         2. Neither a Fund nor AIM may remove or amend the fee waivers to a Fund's detriment prior to requesting and receiving the approval of the Fund's Board to remove or amend such fee waiver as described on the attached Exhibit "A". AIM will not have any right to reimbursement of any amount so waived.

         Unless a Fund, by vote of its Board of Trustees, or AIM terminates the fee waiver, or a Fund and AIM are unable to reach an agreement on the amount of the fee waiver to which the Fund and AIM desire to be bound, the fee waiver will continue indefinitely with respect to such Fund. Exhibit "A" will be amended to reflect the new date through which a Fund and AIM agree to be bound.

         Nothing in this Memorandum of Agreement is intended to affect any other memorandum of agreement executed by any Fund or AIM with respect to any other fee waivers, expense reimbursements and/or expense limitations.

         IN WITNESS WHEREOF, each Fund, on behalf of itself and its Portfolios listed in Exhibit "A" to this Memorandum of Agreement, and AIM have entered into this Memorandum of Agreement as of the date written above.

                                              AIM COUNSELOR SERIES TRUST
                                              AIM SECTOR FUNDS
                                              AIM STOCK FUNDS
                                              AIM TREASURER'S SERIES TRUST


                                              By:
                                                  ------------------------------

                                              Title:
                                                     ---------------------------



                                              A I M ADVISORS, INC.


                                              By:
                                                  ------------------------------

                                              Title:
                                                     ---------------------------

                                                       AS REVISED MARCH 31, 2006

                                   EXHIBIT "A"



                                                     AIM COUNSELOR SERIES TRUST

PORTFOLIO                                                     EFFECTIVE DATE             COMMITTED UNTIL*
----------------------------------                          ------------------           ----------------

AIM Advantage Health Sciences Fund                          November 25, 2003
AIM Multi-Sector Fund                                       November 25, 2003
AIM Structured Core Fund                                     March 31, 2006
AIM Structured Growth Fund                                   March 31, 2006
AIM Structured Value Fund                                    March 31, 2006

                                AIM SECTOR FUNDS

PORTFOLIO                                                    EFFECTIVE DATE             COMMITTED UNTIL*
-------------------------------                             -----------------           ----------------

AIM Energy Fund                                             November 25, 2003
AIM Financial Services Fund                                 November 25, 2003
AIM Gold & Precious Metals Fund                             November 25, 2003
AIM Leisure Fund                                            November 25, 2003
AIM Technology Fund                                         November 25, 2003
AIM Utilities Fund                                          November 25, 2003

                                 AIM STOCK FUNDS

PORTFOLIO                                                      EFFECTIVE DATE             COMMITTED UNTIL*
------------------------------                               ------------------           ----------------

AIM Dynamics Fund                                            November 25, 2003
AIM S&P 500 Index Fund                                       November 25, 2003
[AIM Small Company Growth Fund                               November 25, 2003]


                          AIM TREASURER'S SERIES TRUST

PORTFOLIO                                                    EFFECTIVE DATE             COMMITTED UNTIL*
---------------------------------------                     -----------------           ----------------

Premier Portfolio                                           November 25, 2003
Premier Tax-Exempt Portfolio                                November 25, 2003
Premier U.S. Government Money Portfolio                     November 25, 2003

----------

* Committed until the Fund or AIM requests and receives the approval of the Fund's Board to remove or amend such fee waiver. Such commitments are evergreen until amended and apply to each Portfolio.